Exhibit 10.3

Execution Version

March 25, 2021

Genesis Park Acquisition Corp.

2000 Edwards St., Suite B

Houston, Texas 77007

Re: Sponsor Agreement

Ladies and Gentlemen:

This letter (this “Sponsor Agreement”) is being delivered to you in accordance with that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Genesis Park Acquisition Corp., a Cayman Islands exempted company (“Acquiror”), Shepard Merger Sub Corporation, a Delaware corporation and direct, wholly owned subsidiary of Acquiror (“Merger Sub”), Cosmos Intermediate, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Holdings (the “Company”), and Redwire, LLC, a Delaware limited liability company (“Holdings”), and hereby amends and restates in its entirety that certain letter agreement (the “Prior Letter Agreement”), dated November 23, 2020, by and among Acquiror, Genesis Park Holdings (the “Sponsor”) and each of the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (each, an “Insider” and collectively, the “Insiders”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

As of the date hereof, the Sponsor and the Insiders are the record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of the shares of Acquiror Common Stock (the “Acquiror Common Shares”) and private placement warrants of Acquiror (the “Acquiror Warrants”) set forth opposite such Person’s name on Schedule I attached hereto.

In order to induce the Company and Acquiror to enter into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor and each of the Insiders hereby agree, severally (and not jointly and severally), with Acquiror as follows:

1. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Closing and (b) such date and time as the Merger Agreement shall be validly terminated in accordance with Section 12.01 thereof (the earlier of (a) and (b), the “Expiration Time”), Sponsor and each Insider hereby unconditionally and irrevocably agrees: (i) that at any duly called meeting of the stockholders of Acquiror (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of Acquiror requested by Acquiror’s board of directors or undertaken as contemplated by the Transactions, the Sponsor and each such Insider shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause all of its, his or her Acquiror Common Shares to be counted as present thereat for purposes of establishing a quorum, and shall vote or consent (or cause to be voted or consented), in person or by proxy, all of its, his or her Acquiror Common Shares (a) in favor of the adoption of the Merger Agreement and approval of the Transactions (and any actions required in furtherance thereof), (b) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant, obligation or agreement of Acquiror contained in the Merger Agreement, (c) in favor of the other Acquiror Stockholder Matters, (d) for any proposal to adjourn or postpone the applicable stockholder meeting to a later date if (and only if) (1) there are not sufficient votes for approval of the Merger Agreement and the other Acquiror Stockholder Matters on the dates on which such meetings are held or (2) the closing condition in Section 11.03(c) of the Merger Agreement has not been satisfied, and (e) except as set forth in the Proxy Statement, against the following actions or proposals: (1) any Business Combination Proposal or any proposal in opposition to approval of the Merger

Agreement or in competition with or inconsistent with the Merger Agreement; and (2) (A) any change in the present capitalization of Acquiror or any amendment of the Articles, except to the extent expressly contemplated by the Merger Agreement, (B) any liquidation, dissolution or other change in Acquiror’s corporate structure or business, (C) any action, proposal, transaction or agreement that would result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Sponsor or such Insider under this Sponsor Agreement, or (D) any other action or proposal involving Acquiror or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions and (ii) not to redeem, elect to redeem or tender or submit any of its shares of Acquiror Common Stock owned by it, him or her for redemption in connection with such stockholder approval or proposed Business Combination, or in connection with any vote to amend the Articles. Prior to any valid termination of the Merger Agreement, (x) the Sponsor and each Insider shall take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Mergers and the other transactions contemplated by the Merger Agreement and on the terms and subject to the conditions set forth therein, and (y) the Sponsor and each Insider shall be bound by and comply with Sections 10.03(b) (Exclusivity) and 10.06(b) (Confidentiality; Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if such Person were a signatory to the Merger Agreement with respect to such provisions. The obligations of the Sponsor and the Insiders specified in this paragraph 1 shall apply whether or not the Mergers, any of the Transactions or any action described above is recommended by the Acquiror Board.

2. From and after such date and time as the Merger Agreement shall be validly terminated in accordance with Section 12.01 thereof, the Sponsor and each Insider hereby agrees that if the Acquiror seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any Ordinary Shares owned by it, him or her in favor of such proposed Business Combination and (ii) not redeem any Ordinary Shares owned by it, him or her in connection with such shareholder approval. If Acquiror engages in a tender offer in connection with any proposed Business Combination, each Insider agrees that he or she will not seek to sell his or her Ordinary Shares to Acquiror in connection with such tender offer.

3. Without limiting their obligations under paragraphs 8(a) and 8(b) below, during the period commencing on the date hereof and ending on the Expiration Time, the Sponsor and each Insider shall not, without the prior written consent of the Company, Transfer any Units, Acquiror Common Shares or Acquiror Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Acquiror Common Stock owned by it, him or her (other than pursuant to that certain Forfeiture Agreement). In the event that (i) any Acquiror Common Shares, Acquiror Warrants or other equity securities of Acquiror are issued to the Sponsor or any Insider after the date hereof pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Acquiror Common Shares of, on or affecting the Acquiror Common Shares owned by the Sponsor or any Insider or otherwise, (ii) the Sponsor or any Insider purchases or otherwise acquires beneficial ownership of any Acquiror Common Shares, Acquiror Warrants or other equity securities of Acquiror after the date hereof or (iii) the Sponsor or any Insider acquires the right to vote or share in the voting of any Acquiror Common Shares, Acquiror Warrants or other equity securities of Acquiror after the date hereof (such Acquiror Common Shares, Acquiror Warrants or other equity securities of Acquiror described in clauses (i), (ii) and (iii), the “New Shares”), then such New Shares acquired or purchased by the Sponsor or any Insider shall be subject to the terms of this paragraph 3 and paragraph 1 above to the same extent as if they constituted the Acquiror Common Shares or Acquiror Warrants owned by the Sponsor or any Insider as of the date hereof.

4. The Sponsor and each Insider hereby agrees that in the event that Acquiror fails to consummate a Business Combination within the timeframe set forth in Acquiror’s amended and restated memorandum and articles of association, as amended from time to time (the “Articles”), the Sponsor and each Insider shall take all reasonable steps to cause Acquiror to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the shares of Acquiror Class A Common Stock (the “Ordinary Shares”) sold as part of Acquiror’s units (the “Units”) in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Acquiror to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Shareholders’ rights as shareholders of Acquiror (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Acquiror’s remaining shareholders and Acquiror’s board of directors, dissolve and liquidate, subject in each case to Acquiror’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider agree not to propose any amendment to the Articles (a) to modify the substance or timing of Acquiror’s obligation to provide for the redemption of the Offering Shares in connection with an initial Business Combination or to redeem 100% of such shares if Acquiror has not consummated an initial Business Combination within such time as is described in the Articles or (b) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, unless Acquiror provides its Public Shareholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Acquiror to pay its taxes, divided by the number of then outstanding Offering Shares. The Sponsor and each Insider agree to waive their respective redemption rights with respect to Acquiror Common Shares owned by them in connection with a shareholder vote to approve an amendment to the Articles (1) to modify the substance or timing of Acquiror’s obligation to provide for the redemption of the Offering Shares in connection with an initial Business Combination or to redeem 100% of such shares if Acquiror has not consummated an initial Business Combination within such time as is described in the Articles or (2) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity.

The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of Acquiror as a result of any liquidation of Acquiror with respect to the shares of Acquiror Class B Common Stock (the “Founder Shares”) held by it, him or her. The Sponsor and each Insider hereby further waives, with respect to any Ordinary Shares held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or in the context of a tender offer made by Acquiror to purchase Ordinary Shares (although the Sponsor, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if Acquiror fails to consummate a Business Combination within the timeframe set forth in the Articles).

5. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of Jefferies LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to any Units, Acquiror Common Shares, Acquiror Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Acquiror Common Shares, Acquiror Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Each of the Insiders and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver of the restrictions set forth in this paragraph 5 or paragraph 8 below, Acquiror shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph 5 will not apply if (i) the release or waiver is effected solely to permit a transfer of securities that is not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this Sponsor Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

6. In the event of the liquidation of the Trust Account, the Sponsor (which, for purposes of clarification, shall not extend to any other shareholders, members or managers of the Sponsor or any Insider) agrees to indemnify and hold harmless Acquiror against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which Acquiror may become subject as a result of any claim by (i) any third party (other than Acquiror’s independent public accountants) for services rendered or products sold to Acquiror or (ii) a prospective target business with which Acquiror has entered into a letter of intent, confidentiality or other similar agreement for a Business Combination agreement (a “Target”); provided, however, that such indemnification of Acquiror by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than Acquiror’s independent public accountants) or products sold to Acquiror or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.15 per Offering Share or (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.15 per Offering Share, due to reductions in the value of the trust assets, less taxes payable, except as to any claims by a third party (including a Target) who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and except as to any claims under Acquiror’s indemnity of the underwriters under the underwriting agreement, dated November 23, 2020 (the “Underwriting Agreement”), in respect of the Public Offering (the “Underwriters”) against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to Acquiror if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies Acquiror in writing that it shall undertake such defense. For the avoidance of doubt, none of Acquiror’s officers or directors will indemnify Acquiror for claims by third parties, including, without limitation, claims by vendors and prospective Targets.

7. The Sponsor and each Insider hereby agrees and acknowledges that (i) (a) the Underwriters would be irreparably injured in the event of a breach by the Sponsor or an Insider of its, his or her obligations under paragraphs 2, 4, 5, 6, 8(a), 8(b) and 10 of this Sponsor Agreement; (b) the Acquiror would be irreparably injured in the event of a breach by the Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 6, 8(a), 8(b), 10 and 21 of this Sponsor Agreement; and (c) prior to any valid termination of the Merger Agreement, the Company would be irreparably injured in the event of a breach by the Sponsor or an Insider of its, his or her obligations under paragraphs 1, 3, 8(a), 8(b), 8(c) and 21 of this Sponsor Agreement; (ii) monetary damages may not be an adequate remedy for any such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

8. (a) If (i) the Closing does not occur for any reason (including, without limitation, as a result of the valid termination of the Merger Agreement), the Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or Ordinary Shares issuable upon conversion thereof) until the earlier of (A) one year after the completion of Acquiror’s initial Business Combination or (B) subsequent to Acquiror’s initial Business Combination, (x) if the reported closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 180 days after the consummation of Acquiror’s initial Business Combination, or (y) the date on which Acquiror completes a liquidation, merger, capital share exchange, reorganization or other similar transaction that results in all of Acquiror’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property or (ii) if the Closing does occur, the Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or Ordinary Shares issuable upon conversion thereof) until the date that is 180 days following the Closing Date (such period, the “Founder Shares Lock-up Period”).

(b) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Acquiror Warrants sold in the private placement that occurred simultaneous with the consummation of the Public Offering (the “Private Placement Warrants”) (or Ordinary Shares issued or issuable upon the exercise of the Private Placement Warrants) (other than pursuant to that certain Forfeiture Agreement) until 30 days after the completion of a Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 3, 8(a) and 8(b), (i) Transfers of Acquiror Common Shares, Acquiror Warrants and Acquiror Common Shares issued or issuable upon the exercise or conversion of Acquiror Warrants or other Acquiror Common Shares and that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 8(c) are permitted (a) to Acquiror’s officers or directors, any affiliates or family members of any of Acquiror’s officers or directors, any members of the Sponsor or any affiliates of the Sponsor; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of an initial Business Combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) in the event of Acquiror’s liquidation prior to the completion of an initial Business Combination; or (g) by virtue of the laws of the Cayman Islands or the organizational documents of the Sponsor upon dissolution of the Sponsor; provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement with Acquiror agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement and by the same agreements entered into by the Sponsor with respect to such securities (including provisions relating to voting, the Trust Account and liquidating distributions) and (ii) during the period commencing on the date hereof and ending on the earlier of (x) the expiration of the Lock-up Periods and (y) the date of any valid termination of the Merger Agreement, Transfers of the Founder Shares or Private Placement Warrants that are held by the Sponsor or any Insider or any of their permitted transferees (that have complied with this paragraph 8(c)), are permitted only in accordance with Section 4.2 of the Investor Rights Agreement; provided, that to the extent such transferees have obligations pursuant to this Sponsor Agreement or any Voting and Support Agreement, such holders shall confirm in writing to Acquiror and the Company that the securities so distributed to them will continue to be subject to such obligations; provided, further, that any other permitted transferees must enter into a written agreement with Acquiror and the Company agreeing to be bound by the transfer restrictions herein.

9. The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to Acquiror (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. The Sponsor and each Insider’s questionnaire furnished to Acquiror was true and accurate in all respects. The Sponsor and each Insider represents and warrants that: it, he or she is and was not, as of November 23, 2020, subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently, and as of November 23, 2020 was not, a defendant in any such criminal proceeding.

10. (a) Except as disclosed in the Prospectus or on Section 6.07 (Brokers’ Fees) of the Schedules, neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of Acquiror, shall receive from Acquiror any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of Acquiror’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination and each of which shall, as of and in connection with the Closing, be paid off in full and no further liabilities or obligations in respect thereof shall be due and owing by Acquiror or the Company or any of its Subsidiaries from and after the Closing: repayment of a loan and advances up to an aggregate of $300,000 made to Acquiror by the Sponsor; reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination; and repayment of loans, if any, and on such terms as to be determined by Acquiror from time to time, made by the Sponsor or any of Acquiror’s officers or directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if Acquiror does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by Acquiror to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. No such loans may be converted into warrants prior to the Closing. Following any valid termination of the Merger Agreement, up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender and such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. During the period commencing on the date hereof and ending on the Expiration Time, the Sponsor and each Insider agrees not to enter into, modify or amend any Contract between or among the Sponsor, any Insider, anyone related by blood, marriage or adoption to any Insider or any Affiliate of any such Person (other than Acquiror or any of its Subsidiaries), on the one hand, and Acquiror or any of its Subsidiaries, on the other hand, that would contradict, limit, restrict or impair (x) any party’s ability to perform or satisfy any obligation under this Sponsor Agreement or (y) the Company’s or Acquiror’s ability to perform or satisfy any obligation under the Merger Agreement.

(b) Commencing on the effective date of the Prospectus for the Public Offering and continuing until the earlier of (i) the consummation by Acquiror of a Business Combination or (ii) Acquiror’s liquidation as described in the Prospectus, Genesis Park II, LP, the managing member of the Sponsor, shall make available to Acquiror, in an amount not to exceed $15,000 per month, certain office space and administrative and support services as may be required by Acquiror from time to time, situated at 2000 Edwards St., Suite B, Houston, TX 77007 (or any successor locations).

11. The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Sponsor Agreement and, as applicable, to serve as an officer and/or a director of Acquiror.

12. As used herein, (i) “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving Acquiror and one or more businesses; (ii) “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase, distribution or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b) above; (iii) “Prospectus” shall mean the prospectus filed by Acquiror in respect of the Public Offering; (iv) “Public Offering” shall mean Acquiror’s initial public offering of 15,000,000 Units, each comprised of one Ordinary Share and one half of one Acquiror Warrant, (v) “Public Shareholders” shall mean the holders of securities issued in the Public Offering and (vi) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Warrants were deposited.

13. This Sponsor Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby, including the Prior Letter Agreement. This Sponsor Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto and the Company, it being acknowledged and agreed that the Company’s execution of such an instrument will not be required after any valid termination of the Merger Agreement.

14. No party hereto may assign either this Sponsor Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties (and, prior to any valid termination of the Merger Agreement, the Company). Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Sponsor Agreement shall be binding on Acquiror, the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

15. Nothing in this Sponsor Agreement shall be construed to confer upon, or give to, any person or entity other than the parties hereto any right, remedy or claim under or by reason of this Sponsor Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Sponsor Agreement shall be for the sole and exclusive benefit of Acquiror, Sponsor and the Insiders (and, in the case of paragraphs 1, 3, 7(c), 8(a)(ii), 8(b), 8(c), 10, 13, 14, 15, 21 and 23 of this Sponsor Agreement and prior to any valid termination of the Merger Agreement, the Company) and their successors, heirs, personal representatives and assigns and permitted transferees. Notwithstanding anything herein to the contrary, each of the Acquiror, the Sponsor and each Insider acknowledges and agrees that the Company is an express third party beneficiary of this Agreement and may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) paragraphs 1, 3, 7(c), 8(a)(ii), 8(b), 8(c), 10, 13, 14, 15, 21 and 23 of this Sponsor Agreement as though directly party hereto.

16. This Sponsor Agreement may be executed in any number of original or facsimile counterparts or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

17. This Sponsor Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Sponsor Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Sponsor Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

18. This Sponsor Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Sponsor Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

19. Any notice, consent or request to be given in connection with any of the terms or provisions of this Sponsor Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or email transmission.

20. Nothing in this Sponsor Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent, designee or other representative of the Sponsor or by any Insider, in each case, in his or her capacity as a director or officer of Acquiror or any of its Subsidiaries or any other Person. Sponsor and each Insider is executing this Agreement solely in such capacity as a record or beneficial holder of Acquiror Common Shares and/or Acquiror Warrants.

21. Each of the Sponsor and the Insiders hereby represents and warrants (severally and not jointly as to itself, himself or herself only) to Acquiror and the Company as follows: (i) if such Person is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within such Person’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Person; (ii) if such Person is an individual, such Person has full legal capacity, right and authority to execute and deliver this Sponsor Agreement and to perform his or her obligations hereunder; (iii) this Sponsor Agreement has been duly executed and delivered by such Person and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such Person, enforceable against such Person in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies); (iv) the execution and delivery of this Sponsor Agreement by such Person does not, and the performance by such Person of his, her or its obligations hereunder will not, (A) if such Person is not an individual, conflict with or result in a violation of the organizational documents of such Person, or (B) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such

Person or such Person’s Founder Shares or Private Placement Warrants, as applicable), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Person of its, his or her obligations under this Sponsor Agreement; (v) there are no Actions pending against such Person or, to the knowledge of such Person, threatened against such Person, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Person of its, his or her obligations under this Sponsor Agreement; (vi) except for fees described on Schedule 6.07 (Brokers’ Fees) of the Merger Agreement, no financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission from such Person, Acquiror, any of its Subsidiaries or any of their respective Affiliates in connection with the Merger Agreement or this Sponsor Agreement or any of the respective transactions contemplated thereby and hereby, in each case, based upon any arrangement or agreement made by or, to the knowledge of such Person, on behalf of such Person, for which Acquiror, the Company or any of their respective Affiliates would have any obligations or liabilities of any kind or nature; (vii) such Person has had the opportunity to read the Merger Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors; (viii) such Person has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Person’s obligations hereunder; (ix) except as otherwise described in this Sponsor Agreement, such Person has the direct or indirect interest in all of its, his or her Acquiror Common Stock or Acquiror Warrants, which are held through the Sponsor, the Sponsor has good and valid title to all such Acquiror Common Stock or Acquiror Warrants held by the Sponsor, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such securities (other than transfer restrictions under the Securities Act) affecting any such securities, other than pursuant to (A) this Sponsor Agreement, (B) the Amended and Restated Memorandum and Articles of Association, (C) the Merger Agreement, (D) the Registration and Shareholder Rights Agreement, dated November 23, 2020, by and between Acquiror, the Sponsor and the other parties thereto or (E) any applicable securities laws; (x) the equity securities listed on Schedule I, as supplemented from time to time, are the only equity securities in Acquiror (including, without limitation, any equity securities convertible into, or which can be exercised or exchanged for, equity securities of Acquiror) owned of record or beneficially owned by such Person as of the date hereof and such Person has the sole power to dispose of and the sole power to vote such equity securities and none of such equity securities is subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such equity securities, except as provided in this Sponsor Agreement or pursuant to the Amended and Restated Memorandum and Articles of Association; the Sponsor and each Insider hereby agrees to supplement Schedule I from time to time to the extent that the Sponsor or any Insider acquires additional securities in Acquiror; and (xi) such Person is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of Acquiror (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

22. This Sponsor Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of Acquiror; provided further that paragraph 6 of this Sponsor Agreement shall survive such liquidation for a period of six years.

23. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

[Signature page follows]

Sincerely,

GENESIS PARK HOLDINGS

By:	/s/ Paul Hobby
Name: Paul Hobby
Title: Authorized Signatory

By:	/s/ Paul W. Hobby
Paul W. Hobby

By:	/s/ Jonathan E. Baliff
Jonathan E. Baliff

By:	/s/ David Bilger
David Bilger

By:	/s/ David N. Siegel
David N. Siegel

By:	/s/ Thomas Dan Friedkin
Thomas Dan Friedkin

By:	/s/ Andrea Fischer Newman
Andrea Fischer Newman

By:	/s/ Richard H. Anderson
Richard H. Anderson

By:	/s/ Wayne Gilbert West
Wayne Gilbert West

Acknowledged and agreed:

GENESIS PARK ACQUISITION CORP.

By:	/s/ Jonathan E. Baliff
Name: Jonathan E. Baliff
Title: President and Chief Financial Officer